UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2018

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, the Board of Directors (the “Board”) of InVivo Therapeutics Holdings Corp. (the “Company”) appointed Richard Toselli, M.D. as President and Chief Executive Officer, effective immediately. Following the recommendation of the Board’s Governance and Nominating Committee, the Board also elected Dr. Toselli to serve on the Board as a director, effective immediately. Dr. Toselli has been designated as a class III director to serve in accordance with the Company’s By-Laws until the Company’s 2020 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement, removal, or disqualification.

Dr. Toselli, 60, has served as the Company’s Acting Chief Executive Officer since December 2017, and will continue to serve in his capacity as the Company’s Chief Medical Officer, a role he has held since July 2017. The terms of Dr. Toselli’s employment will be governed by the employment agreement Dr. Toselli entered into in connection with his appointment as Acting Chief Executive Officer on December 18, 2017, a copy of which was filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No 333-222738) filed with the SEC on January 26, 2018 and is incorporated herein by reference.

Also in connection with his previous appointment as Acting Chief Executive Officer, Dr. Toselli entered into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 (File No. 333- 171998) filed with the SEC on February 1, 2011 and is incorporated herein by reference.

Dr. Toselli has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Toselli and any other person pursuant to which he was elected as an officer and director of the Company. Dr. Toselli has not engaged in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

Prior to joining the Company, Dr. Toselli served as the Chief Medical Officer for Cochlear Limited, a medical device company, from June 2016 until March 2017. Prior to that, Dr. Toselli served at Sanofi, a pharmaceutical company, from July 2012 to June 2016 in various levels of increasing responsibility, including Vice President of Global Medical Affairs — Immunology and Inflammation, Biologics Division; Vice President of Global Medical Affairs and Head of the Biosurgery Discovery Performance Unit; and Vice President of Global Medical Affairs, Biosurgery. Before his time at Sanofi, he served as Chief Medical/Technology Officer for Covidien Public Limited Company (now Medtronic Public Limited Company), a medical device company, and earlier held the position of Vice President of Evidence-Based Medicine for the device sector at Johnson & Johnson, a medical device, pharmaceutical and consumer packaged goods manufacturing company. Prior to that, Dr. Toselli held various roles at DePuy Synthes Spine, Inc., a medical device company, including Director of Medical Affairs, Worldwide Vice President of Research and Development, and Worldwide Vice President of Clinical Evidence and External Relations.

Item 7.01                                           Regulation FD Disclosure

On February 5, 2018, the Company issued a press release relating to Dr. Toselli’s appointment as the Company’s President and Chief Executive Officer and election to the Board. A copy is furnished herewith.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press release issued by the Company on February 5, 2018

*This exhibit shall be deemed to be furnished, and not filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: February 5, 2018	By:	/s/ Tamara Joseph
Tamara Joseph
SVP, General Counsel & Chief
Compliance Officer